Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the Annual Report on Form 10 K for the fiscal year ended December 31, 2009, of Willis Group Holdings Public Limited Company (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen Wood, Interim Chief Financial Officer and Global Group Financial Controller of the Company, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, certify that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 26, 2010

By:	/s/ STEPHEN WOOD
Stephen Wood
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

     A signed original of this written statement required by Section 906 has been provided to Willis Group Holdings Public Limited Company and will be retained by Willis Group Holdings Public Limited Company and furnished to the Securities and Exchange Commission or its staff upon request.